Exhibit 8.1 List of Subsidiaries of Super Group (SGHC) Limited Name Jurisdiction Administradora Betway Mexico Mexico Akova Holdings Limited Canada AlphaMedia Limited Malta Bayton (Alderney) Limited Alderney Bayton Limited Malta Baytree (Alderney) Limited Alderney Baytree Interactive Limited Guernsey Betbox Limited Malta Betway Alderney Limited Alderney Betway Group Limited Guernsey Betway Group Limited Sucursal Argentina Argentina Betway KZ LLP Kazakhstan Betway Limited Malta Betway Mexico S.A. DE C.V Mexico Betway Spain SA Ceuta BG Marketing Services Limited United Kingdom Buffalo Partners Limited Gibraltar BW Services GmbH Germany BWAY Aus Pty Limited Australia Cadgroup Limited Guernsey Cadtree Limited Alderney Cadway Limited Alderney City Views Limited Guernsey Delman Holdings Limited Canada Delta Bay Proprietary Limited Botswana Diamond Bay Limited Rwanda Digi2Pay Investments (Pty) Ltd South Africa Digibay Limited Nigeria Digimedia (Alderney) Limited Alderney Digimedia Limited Malta DigiProc Consolidated Limited Guernsey Digiprocessing (IOM) Limited Isle of Man Digiprocessing (Mauritius) Limited Mauritius Digiprocessing (Pty) Ltd South Africa Digiprocessing Consolidated Limited Guernsey Digiprocessing Limited Gibraltar Digital Outsource International Limited United Kingdom Digital Outsource Services (Pty) Ltd South Africa Diversity Tech Investments (Pty) Ltd South Africa

DOS Digital Outsource Services Unipessoal LDA Portugal Eastern Dawn Sports (Pty) Ltd South Africa Emerald Bay Limited Zambia Fengari Holdings Limited Guernsey Funplay Limited Malta Gazelle Management Holdings Limited Guernsey GM Gaming (Alderney) Limited Alderney GM Gaming Columbia S.A.S. Columbia GM Gaming Limited Malta GM Gaming Limited France SAS France GMBS Limited Malta Golden Bay Limited Malawi Haber Investments Limited Guernsey Headsquare (Pty) Ltd South Africa Hennburn Holdings Limited Canada Huron Inc. Canada IPCO Tree Inc. Canada IPCO Way Inc. Canada JALC «Bel-Vladbruvals» Belarus Jogos Socios e Entretenimento S.A. Mozambique Jumpman Gaming Limited Alderney Jumpman Gaming Spain Plc Malta Kavachi Holdings Limited Guernsey Marler Holdings Limited Guernsey Marzen Limited United Kingdom Media Bay Limited Tanzania Merryvale Limited Guernsey Osiris Trading (Pty) Ltd South Africa Partner Media Limited Gibraltar Pindus Holdings Limited Guernsey Raging River Trading (Pty) Ltd South Africa Raichu Investments (Pty) Ltd South Africa Red Interactive Limited United Kingdom Rosebay Limited Cameroon Seabrook Limited Gibraltar Selborne Limited Gibraltar Sevenvale Limited Guernsey SG Media Limited (formerly Pelion Holdings Limited) Guernsey SG Ventures Limited (formerly Lanester Investments Limited) Guernsey SGHC Limited Guernsey SGHC SA (Pty) Ltd South Africa SGHC UK Limited United Kingdom SGHC USA Inc. USA Smart Business Solutions SA Paraguay

Spin Advisory Services (Pty) Ltd Australia Sports Betting Group Ghana Limited Ghana Sports Entertainment Acquistion Corporation Inc. USA Stanworth Development Limited Guernsey Sucursal EM Portugal Portugal Tailby Limited Guernsey The Rangers Limited Uganda The Six Gaming Ltd Alderney The Spike Canada Topcroyde Limited Cypress Verno Holdings Limited Guernsey Webhost Limited Guernsey Win Technologies (UK) Limited United Kingdom Wingate Trade (Pty) Ltd South Africa WinTechnologies Spain Operations, Sociedad Limitada Spain Yakira Limited Guernsey Zuzka Limited British Virgin Islands